Multi-Link Telecommunications, Inc.
                      Consolidated Statements of Operation

                                                                 One Month Ended
                                                                     April 30
                                                                      2000
                                                                 ---------------

NET REVENUES .............................................          $ 1,028,015

COST OF SERVICES AND PRODUCTS ............................              219,965

GROSS MARGIN .............................................              808,050

EXPENSES
    Sales & Advertising Expenses .........................              105,224
    General & Administrative Expenses ....................              507,809
    Depreciation .........................................               41,745
    Amortization .........................................               97,628
                                                                    -----------
          Total Expenses .................................              752,406

INCOME FROM OPERATIONS ...................................               55,644

INTEREST INCOME (EXPENSE) NET ............................              (24,173)

NET INCOME BEFORE TAXATION ...............................               31,471

PROVISION FOR INCOME TAXES ...............................                6,150
                                                                    -----------

NET  INCOME ..............................................          $    25,321
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